                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-68914

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 20, 2001

                                 $300,000,000

                             BRE Properties, Inc.

                               Medium-Term Notes

                  Due Nine Months or More from Date of Issue

                               -----------------

   We plan to offer and sell up to $300 million of our medium-term notes from time to time in one or more offerings. The specific terms of any notes offered will be included in a pricing supplement. We may offer the notes with various terms, including, but not limited to, the following terms:

 . The stated maturity date or dates of the notes, which       . The notes will rank as our senior, unsecured
  will be nine months or more from the date of                  indebtedness. The notes will be effectively
  issuance.                                                     subordinated to our mortgages and other secured
                                                                indebtedness, and to all of the indebtedness of our
 . The interest rate, if any, which may be fixed or              subsidiaries.
  floating, and the means of calculating the interest rate,
  which may be based upon one or more indices.                . Whether the notes will be in book-entry or
                                                                certificated form.
 . Issuance at a discount to par.
                                                              . The terms of any redemption and/or repayment
 . The notes generally will be denominated in U.S.               provisions.
  dollars, but interest and principal may be paid in
  oreign currencies.                                          . The minimum denominations of the notes, which
                                                                may be $1,000 or any other amount.
 . The frequency and the dates on which interest
  payments will be made.

                               -----------------

Investing in the notes involves risks. See "Risk Factors" beginning on page S-3.

                               -----------------

                                              Agents' Discounts and       Proceeds to
                              Price to Public      Commissions        BRE Properties, Inc.
                              --------------- --------------------- -------------------------
Per Note (1).................      100%            .125%-.750%           99.875%-99.250%
Total (2)....................  $300,000,000    $375,000-$2,250,000  $299,625,000-$297,750,000

(1) We may issue notes at a discount or a premium to the applicable principal amount. If we do, the public offering price and the proceeds to us will be set forth in the applicable pricing supplement.
(2) Or the equivalent of the stated dollar amounts in one or more foreign currencies.


   We may sell the notes to the following agents or one or more other agents for resale at varying or fixed offering prices, or through the following agents or one or more other agents using their reasonable best efforts on our behalf. We may also sell the notes without the assistance of any agent.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus, or any pricing supplement are truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston
          Banc of America Securities LLC
                    Banc One Capital Markets, Inc.
                             CommerzBank Securities
                                       Goldman, Sachs & Co.
                                                 Morgan Stanley
                                                         UBS Warburg
                                                            Wachovia Securities

          The date of this prospectus supplement is December 7, 2001

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                         Page
                                                                         ----
   ABOUT THIS PROSPECTUS SUPPLEMENT.....................................  S-1
   THE COMPANY..........................................................  S-2
   RISK FACTORS.........................................................  S-3
   DESCRIPTION OF NOTES.................................................  S-7
   CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................ S-30
   SUPPLEMENTAL PLAN OF DISTRIBUTION.................................... S-44
   NOTICE TO CANADIAN RESIDENTS......................................... S-46
   LEGAL OPINIONS....................................................... S-47

                                  PROSPECTUS

                                                                         Page
                                                                         ----
   FORWARD-LOOKING STATEMENTS...........................................   1
   AVAILABLE INFORMATION................................................   1
   INCORPORATION BY REFERENCE...........................................   1
   RISK FACTORS.........................................................   3
   BRE PROPERTIES, INC..................................................   3
   USE OF PROCEEDS......................................................   4
   RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS.....................
   TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS.......................   4
   GENERAL DESCRIPTION OF SECURITIES....................................   5
   DESCRIPTION OF DEBT SECURITIES.......................................   5
   DESCRIPTION OF PREFERRED STOCK.......................................  25
   DESCRIPTION OF COMMON STOCK..........................................  28
   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK;..........................
   REDEMPTION; REAL ESTATE INVESTMENT TRUST STATUS......................  29
   FEDERAL INCOME TAX CONSIDERATIONS....................................  30
   PLAN OF DISTRIBUTION.................................................  39
   LEGAL OPINIONS.......................................................  39
   EXPERTS..............................................................  40

                               -----------------

   You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. If anyone else provides you with different or additional information, you should not rely on it. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

   Neither we nor the agents claim that the information contained in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate as of any date other than the dates on their respective covers.

                       ABOUT THIS PROSPECTUS SUPPLEMENT

   This prospectus supplement sets forth certain terms of the notes that we may offer. This prospectus supplement supplements the accompanying prospectus and supersedes the accompanying prospectus to the extent it contains information that is different from the information in the accompanying prospectus.

   Each time we offer notes, we will provide a pricing supplement that will contain the specific description of the notes we are then offering and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement and the related prospectus. The pricing supplement will supersede this prospectus supplement to the extent it contains information that is different from the information contained in this prospectus supplement.

   It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Available Information" and "Incorporation by Reference" in the accompanying prospectus.

                                  THE COMPANY

   We are a self-administered equity real estate investment trust focused on the development, acquisition and management of multifamily apartment communities in nine metropolitan markets of the Western United States. At September 30, 2001, our portfolio had real estate assets with a book value of approximately $1.7 billion that included 71 wholly or majority-owned apartment communities, aggregating 19,959 units; three apartment communities that we manage and own in partnerships or other joint venture arrangements, comprised of 780 apartment units; and ten apartment communities in various stages of construction and development totaling 2,339 units. We have been a publicly-traded company since our founding in 1970 and have paid uninterrupted quarterly dividends to our shareholders from inception.

                                 RISK FACTORS

   An investment in the notes involves various material risks. Before you decide whether to purchase any of the notes, you should carefully consider the risk factors under the heading "Risk Factors" and elsewhere in our most recent annual report on Form 10-K and the information in our other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also consider the following risk factors before purchasing the notes.

Structural Subordination

   A portion of our operations is conducted through our subsidiaries. Our cash flow and the consequent ability to make distributions and other payments on our equity securities and to service our debt will be partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds made by such subsidiaries to us. In addition, debt or other arrangements of our subsidiaries may impose restrictions that affect, among other things, our subsidiaries' ability to pay dividends or make other distributions or loans to us.

   Likewise, a portion of our consolidated assets are owned by our subsidiaries, effectively subordinating certain of our unsecured indebtedness to all existing and future liabilities, including indebtedness, trade payables, lease obligations and guarantees of our subsidiaries. BRE Property Investors, LLC and Cambridge Park, LLC have guaranteed amounts due under our $450 million bank credit facility with a syndicate of banks. Likewise, any other of our subsidiaries with assets or net income which, when multiplied by our effective percentage ownership interest in such subsidiary exceeds $30 million or 5% of our consolidated net income, respectively, is required to guarantee the repayment of borrowings under the credit facility. Our subsidiaries may also, from time to time, guarantee other of our indebtedness. Therefore, our rights and rights of our creditors, including the holders of the notes and other unsecured indebtedness, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interests in or mortgages or other liens on the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.

Absence of Market for the Notes

   The notes will be new securities for which there is currently no market. Although the agents have informed us that they currently intend to make a market in the notes, they are not obligated to do so and they may discontinue making a market in the notes at any time without notice. If an active market does not develop, the market price and liquidity of the notes may be materially and adversely affected. We cannot assure you that all or any substantial portion of the notes will be sold. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for listing of the notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the notes will develop and no assurance can be given as to the prices at which the notes might trade. In particular, there can be no assurance that the market price for the notes will be at or above the purchase price of the notes. The liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the notes independent of our financial performance and prospects.

Risks Relating to Indexed Notes

   An investment in indexed notes presents certain significant risks not associated with conventional fixed or floating rate notes. Investors in indexed notes may lose their entire investment. Risks associated with a particular indexed note may be set forth more fully in the applicable pricing supplement.

   Loss of Principal, Premium, if any, and Interest

   Indexed notes are notes that may be issued by us with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to currencies, currency units, commodity prices, financial or nonfinancial indexes or other factors. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an indexed note may lose all or a portion of the principal invested in an indexed note and may receive no interest on the indexed note.

   Volatility

   Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

   The volatility of an index may be affected by political, financial or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an indexed note.

   Tax Considerations

   The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, investors in indexed notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an indexed note. See "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

   Availability and Composition of Indices

   Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on the indexed note.

   An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

   Indexed notes may be linked to indices which are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which a note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.

Foreign Currency Risks

   Foreign currency rates of exchange and other factors affecting the risks of investing in securities denominated in foreign currencies change continuously. This prospectus supplement summarizes some of the risks of investing in notes denominated in a foreign currency. You should consult your own financial and legal advisors about the risks of investing in these notes. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions.

   The information in this prospectus supplement is directed to prospective purchasers who are United States residents. If you are a resident of a country other than the United States, you should consult your own financial, tax and legal advisors to discuss matters that may affect your purchase, holding or receipt of payments of principal and interest on the notes. We and the agents disclaim any responsibility for advising you on these matters.

   Exchange Rates and Exchange Controls

   Investments in securities denominated in foreign currencies have significant risks that are not associated with investments denominated in U.S. dollars. These risks include, without limitation:

   . the possibility that rates of exchange between the U.S. dollar and foreign currencies may change significantly;

   . the possibility of significant changes in rates of exchange between the U.S. dollar and foreign currencies resulting from official redenomination relating to your payment currency; and

   . the possibility that either the United States or foreign governments will impose or modify foreign exchange controls.

   The supply and demand for relevant currencies and economic and political events over which we have no control and which cannot readily be foreseen also may increase foreign currency risks. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and you may expect that volatility to continue in the future. Historical fluctuations in any particular exchange rate do not necessarily indicate, however, the type of fluctuations in the rate that may occur during the term of any note. Depreciation of the currency specified by us in the applicable pricing supplement for a particular note against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes.

   Governments have imposed exchange controls in the past and may do so in the future. Exchange controls could affect exchange rates and limit the availability of a foreign currency specified in the applicable pricing supplement at the time a payment on a note is due in that currency. Even if governments do not impose exchange controls, it is possible that a foreign currency will not be available at the time a payment is due in that currency. If the specified currency is a foreign currency, in the event the foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, we may make required payments in an equivalent amount of U.S. dollars, determined by the exchange rate agent, on the basis of the market exchange rate for the specified currency on the second business day prior to the payment date or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate; provided, however, that if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures pursuant to the treaty establishing the

European Community, as amended by the treaty on European Unity. The market exchange rate for the specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York.

   Further, if the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The exchange rate agent shall determine the U.S. dollar equivalent of each of the component currencies using the most recently available market exchange rate for each component currency.

   If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

   If we denominate notes in a foreign currency, the applicable pricing supplement will contain information about the specified currency, including information about any foreign exchange controls that apply to the foreign currency as of the date of the applicable pricing supplement. We will furnish that information for information purposes only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

   Governing Law and Judgments

   The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes resulted in a judgment against us in a court in the United States, it is likely that the court would grant judgment only in U.S. dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculate and at the time U.S. dollars were paid to the holder.

                             DESCRIPTION OF NOTES

   The following description of the notes, which supplements the "Description of Debt Securities" in the accompanying prospectus, will apply to each note offered by this prospectus supplement unless we specify otherwise in the applicable pricing supplement. The applicable pricing supplement for your notes may specify different or additional terms. Unless otherwise expressly stated or the context otherwise requires, all references to "we," "us," "our," and "ourselves" appearing under this caption "Description of the Notes" and under the caption "Description of Debt Securities" in the accompanying prospectus shall mean BRE Properties, Inc., excluding BRE Property Investors LLC (the "operating company") and its other consolidated subsidiaries. Other defined items used under this caption "Description of Notes" and under the caption "Prospectus Supplement Summary," but not otherwise defined shall have the meanings given to them in the accompanying prospectus or, if not defined in the prospectus, in the indenture referred to below.

   We will issue the notes as a single series of debt securities under an indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998. J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association) is the trustee under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of certain terms and provisions of the notes, which represent a new series of senior indebtedness, and are referred to in the accompanying prospectus as, the "debt securities," supplements and replaces, where inconsistent, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. We urge you to read the indenture because it, and not these descriptions, defines the rights of a holder of our notes. This description will apply to the notes unless we specify otherwise in the applicable pricing supplement. We will describe the particular terms of the notes offered by this prospectus supplement and each pricing supplement within those supplements.

General

   The notes will be our direct, unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated senior indebtedness outstanding from time to time. The indenture provides that debt securities may be issued thereunder from time to time in one or more series and does not limit the aggregate amount of debt securities that we may issue except as may be otherwise provided with respect to any particular series of debt securities. The notes constitute a single series of debt securities, unlimited as to aggregate principal amount. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indenture or under other indentures in addition to the aggregate principal amount offered by this prospectus supplement and the $430,000,000 of notes previously issued under the indenture.

   The notes will be exclusively our obligations. Although we own a substantial portion of our consolidated assets ourselves, rather than through subsidiaries, a portion of our consolidated assets (amounting to approximately 34% of our total consolidated assets at September 30, 2001) are held by the operating company, by Cambridge Park LLC and by other subsidiaries. Accordingly, our cash flow and our consequent ability to service debt, including the notes, are partially dependent on the earnings of our subsidiaries and the notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of those subsidiaries. Subject to the terms of the Amended and Restated Limited Liability Company Agreement dated as of November 18, 1997 and the Delaware Limited Liability Company Act, we, as the sole managing member of the operating company, have the exclusive right and power to manage the operating company and the non-managing members have no authority to transact business for, or participate in the management activities or decisions of, the operating company. As of September 30, 2001, our subsidiaries had total long-term liabilities of $101 million (consisting entirely of mortgage indebtedness). In addition, the operating company and Cambridge Park LLC have guaranteed amounts due under our Second Amended and Restated Unsecured Line of Credit

Loan Agreement dated December 19, 2000, as amended (the "Credit Facility"). Likewise, any other subsidiary of ours with assets or net income which, when multiplied by our effective percentage ownership interest in such subsidiary, exceeds $30 million or 5% of our consolidated net income, respectively, is required to guarantee the repayment of borrowings under our Credit Facility. The operating company and Cambridge Park LLC and other subsidiaries of ours may also from time to time guarantee our other indebtedness. The notes are not guaranteed by any of our subsidiaries.

   The notes will also be effectively subordinated to any secured indebtedness of ours with respect to any collateral pledged as security therefore. Although the covenants described in the accompanying prospectus under "Description of Debt Securities-- Certain Covenants" and the financial covenants in the Amended and Restated Limited Liability Company Agreement impose certain limitations on the incurrence of additional indebtedness we and our subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness in the future.

   The notes are initially limited to the $300 million aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. However, the series may be reopened, without the consent of the holders, for the issuance of additional notes as we may authorize from time to time. The $300 million aggregate initial offering price of notes offered hereby may be reduced by our sale of other securities referred to in the accompanying prospectus. Notes that bear interest will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue original issue discount notes, indexed notes and amortizing notes, as specified in the applicable pricing supplement.

   The notes will be offered on a continuous basis and each note will have a stated maturity date that is at least nine months from the date of issue, as selected by the purchaser and agreed to by us and as specified in the applicable pricing supplement.

   Pricing Supplement

   The pricing supplement relating to a note will describe the following terms:

   . the specified currency;

   . the principal amount;

   . whether the note is a fixed rate note, a floating rate note, an indexed note or an amortizing note;

   . the issue price;

   . the original issue date;

   . the maturity date;

   . for a fixed rate note, the interest rate or rates per annum applicable to it, and the date on which interest will be payable, if other than June 15 and December 15;

   . for a floating rate note, the initial interest rate, the base rate, the LIBOR reporting service, if any, the designated LIBOR currency, if any, the designated LIBOR page, if any, the designated CMT maturity index, if any, the designated CMT telerate page, if any, the maximum interest rate, if any, the minimum interest rate, if any, the interest payment period, the interest payment dates, the interest reset period, the interest reset dates, the interest determination dates, the calculation date, the index maturity, the spread and/or spread multiplier, if any, and any other terms relating to the determination of the interest rate of the note;

   . whether a floating rate note is a regular floating rate note, a floating/fixed rate note or an inverse floating rate note;

   . the regular record dates for the notes, if other than June 1 and December
     1;

   . whether the note is an original issue discount note;

   . for an indexed note, the manner in which interest payments and the principal amount payable at maturity will be determined;

   . if a note is an amortizing note, an amortization schedule;

   . whether the notes may be redeemed at our option, or repaid at the holder's option prior to the stated maturity date as described further under "Optional Redemption" below, and if so, the terms of the redemption or repayment;

   . whether the notes are a reopening of notes previously issued; and

   . any other terms that do not conflict with the provisions of the indenture.

   You must pay for the notes in the currency that we specify in the applicable pricing supplement. Principal, any premium and interest on the notes is payable to you in the currency we specify in the applicable pricing supplement unless that currency is unavailable due to circumstances beyond our control. In such event, we may make payments on the note in an equivalent amount of U.S. dollars. The exchange rate agent will determine the amount of the U.S. dollar payment by using the market exchange rate for that currency on the second business day prior to the payment date or, if the market exchange rate is not then available, using the most recently available market exchange rate; provided, however, that if the specified currency is replaced by the Euro, the payment of principal of, premium, if any, or interest, if any, on the notes denominated in the specified currency will be paid in the Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for a specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Payments under these circumstances in U.S. dollars or the Euro will satisfy our payment obligations on the note and will not constitute a default under the indenture.

   If the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The U.S. dollar equivalent of each of the component currencies shall be determined by the exchange rate agent on the basis of the most recently available market exchange rate for each component currency.

   If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

   All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes. Unless we provide otherwise in the applicable pricing supplement, J.P. Morgan Trust Company, National Association will be the exchange rate agent.

   Unless we specify otherwise in the applicable pricing supplement, the Notes will be issuable in minimum denominations of:

   . if the specified currency of the notes U.S. dollars, U.S. $1,000 and in any larger amount in integral multiples of $1,000, and

   . if the specified currency of the notes is a foreign currency, the equivalent in such foreign currency determined in accordance with the market exchange rate (as defined below) for such foreign currency on the business day immediately preceding the date on which we accept an offer to purchase the notes, of U.S. $1,000 (rounded to an integral multiple of 1,000 units of the foreign currency), and in any larger amount in integral multiples of 1,000.

   At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. If we use an agent in the sale of the foreign currency notes, the agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency so that you may pay for your foreign currency note, provided that you make a request to that agent on or prior to the date determined by that agent. Each conversion will be made by the agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

   Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of the notes offered from time to time, but no change of terms will affect any note that we have previously issued or as to which we have accepted an offer to purchase.

   Each note will be issued in fully registered book-entry form or physical certificated form. Book-entry form notes will be represented by one or more global notes, each referred to as a "global security", registered in the name of Cede & Co., or in the name of another nominee of The Depository Trust Company (DTC). Unless stated to the contrary in the applicable pricing supplement, the notes will be issuable only in registered form without coupons in book-entry form. A single global security will represent all notes issued on the same day and having the same terms, including, without limitation, the same interest payment dates, rate of interest, maturity and redemption or repayment provisions, if any. A beneficial interest in a global security will be shown on, and transfers of the beneficial interest will be effected only through records maintained by DTC with respect to the interests of participants, and by DTC participants with respect to interests of persons other than participants. Payments of principal, premium, if any, and interest, if any, on the notes will be made to DTC or its nominee, as the registered holder of the notes, by wire transfer of immediately available funds.

   In the case of certificated notes, we will make payments of principal of, and premium, if any, and interest, if any, on the notes on the maturity date in immediately available funds upon presentation and surrender thereof, and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, if and as required by the provisions relating to repayment of the notes at the option of the holder, at the office or agency maintained by us for this purpose in the Borough of Manhattan, New York City, currently the corporate trust office of the trustee located at J.P. Morgan Trust Company, National Association, in care of JPMorgan Chase Bank, Institutional Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041. We will make payments of interest, if any, on the maturity date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made.

   We will make payments of interest, if any, on certificated notes on any interest payment date, other than the maturity date, by check mailed to the address of the registered holder entitled thereto appearing in the security register. Notwithstanding the foregoing, we will make payments of interest, if any, on any interest payment date other than the maturity date to each registered holder of $10,000,000 (or, if the specified currency is other than U.S. dollars, the equivalent thereof in the particular specified currency) or more in aggregate principal amount of certificated notes, whether having identical or different terms and provisions, by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 calendar days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder by written notice to the Trustee on or prior to the regular record date immediately preceding the applicable interest payment date.

   The term "business day" means:

   . with respect to any note, any date that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in New York City or any other place where the principal of, premium, if any and interest on the notes is payable;

   . with respect to LIBOR notes (as defined elsewhere in this prospectus supplement) only, any such date on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

   . if the note is denominated in Euros, including LIBOR notes, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) is open; and

   . if the note is denominated in a specified currency other than U.S. dollars and Euros, including LIBOR notes:

   . a day on which banking institutions are not authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

   . a day on which banking institutions in such financial center are carrying out transactions in such specified currency.

   The term "principal financial center" means, as applicable:

   . the capital city of the country issuing the specified currency; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively; or

   . the capital city of the country to which the LIBOR currency relates;
     provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Covenants, Discharge, Defeasance and Covenant Defeasance

   Reference is made to the sections titled "Description of Debt Securities--Certain Covenants" and "Description of Debt Securities--Certain Definitions" in the accompanying prospectus for a description of certain covenants and related defined terms applicable to the notes. In addition, the discharge, defeasance and covenant defeasance provisions of the indenture described under "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes. Covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under "Description of Debt Securities--Certain Covenants" (except that we shall remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted as described under "Description of Debt Securities--Merger, Consolidation or Sale" in the accompanying prospectus).

   Except as described under "Description of Debt Securities--Certain Covenants" and "Description of Debt Securities--Merger, Consolidation or Sale" in the accompanying prospectus, the indenture does not contain any provisions that would afford holders of the notes protection in the event of:

   . a highly leveraged or similar transaction involving ourselves,

   . a change of control or a change in our management, or

   . a reorganization, restructuring, merger or similar transaction involving ourselves that may adversely affect the holders of the notes.

   In addition, subject to the limitations set forth under "Description of Debt Securities--Merger, Consolidation or Sale" in the accompanying prospectus, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse affect on our ability to service our indebtedness, including the notes.

   In addition, certain restrictions on ownership and transfers of our capital stock designed to preserve our status as a real estate investment trust may act to prevent or hinder any such transaction or change of control. In addition, a highly leveraged or similar transaction may violate the terms of our outstanding debt instruments and permit the lenders to declare all borrowings thereunder to be due and payable immediately, which would likely have a material adverse effect on us. See "Risk Factors--Risks Due to Real Estate Financing" in our most recent annual report on Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Redemption at Our Option; No Sinking Fund

   If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date. We may redeem the notes in whole, or from time to time in part in increments of $1,000, or any other integral multiple of an authorized denomination specified in the applicable pricing supplement, provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto, at the applicable redemption price, together with unpaid interest accrued thereon to the date of redemption. We may exercise our redemption option by causing the trustee to mail written notice of such redemption to registered holders of the particular notes to be redeemed not less than 30 nor more than 60 calendar days prior to the date of redemption.

   In the event of redemption of a note in part only, we will execute and the Trustee shall authenticate and deliver to its holder, without service charge, a new note or notes of any authorized denomination as requested by the holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the note surrendered. If less than all of the notes of this series issued on the same day with the same terms are to be redeemed, the notes to be redeemed will be selected by the trustee by a method that the trustee deems fair and appropriate.

   The term "redemption price" with respect to a note means an amount equal to the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "--Discount Notes."

   Unless otherwise specified on the face thereof, the notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Noteholder's Option

   If one or more optional repayment dates are specified in the applicable pricing supplement, we may be required to repay those notes prior to their stated maturity date on or after any optional repayment date. Payment may be made in whole, or from time to time in part in increments of $1,000, or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest, if any, accrued thereon to the date of repayment. A registered holder's exercise of the repayment option will be irrevocable. For a discussion of the repayment of discount notes, see "--Discount Notes".

   For any note to be repaid, the trustee must receive, at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the optional repayment date, the particular notes to be repaid and:

   . in the case of a certificated note, the form entitled "Option to Elect
     Repayment" duly completed; or

   . in the case of a global security, repayment instructions from the applicable beneficial owner to the depository and forwarded by the depository.

   All questions as to the validity, eligibility (including time of receipt) and acceptance of any global security for repayment will be determined by us and our determination will be final and binding. Upon any partial repayment, a global security will be cancelled and a new global security or securities for the remaining principal amount will be issued in the name of the holder of the global security.

   Beneficial owners of global securities that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee. In order to ensure that these instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner's interest in the global security representing the related book-entry notes, on the depository's records, to the trustee. See "--Book-Entry Notes".

   If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

   We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest

   Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or provided for or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be. Each of these periods of time are referred to as "interest periods".

   Interest on notes will be payable semi-annually, in the case of fixed rate notes, and monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement, in the case of floating rate notes, in arrears on each interest payment date, commencing with the interest payment date next succeeding the date of issue, and on the maturity date. However, if a note is originally issued after a regular record date and before the corresponding interest payment date, the interest payable for the period from and including the date of original issuance to but excluding the interest payment date will be paid on the next succeeding interest payment date to the registered holder of the note on the related regular record date.

Fixed Rate Notes

   Interest on fixed rate notes will be payable in arrears on June 15 and December 15 of each year or on any other date(s) specified in the applicable pricing supplement, which are referred to as "interest payment dates," and on the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Unless specified otherwise in the applicable pricing supplement, the "regular record date" for a fixed rate note shall be June 1 for a June 15 interest payment date and December 1 for a December 15 interest payment date and the date that is 15 calendar days immediately preceding any other interest payment date, whether or not such date shall be a business day.

   If any interest payment date, redemption date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

   Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may, as described below, include:

   . the CD Rate;

   . the CMT Rate;

   . the Commercial Paper Rate;

   . the Eleventh District Cost of Funds Rate;

   . the Federal Funds Rate;

   . LIBOR;

   . the Prime Rate;

   . the Treasury Rate; or

   . any other interest rate basis or interest rate formula as may be specified in the applicable pricing supplement.

   Each of these rates is discussed in greater detail below.

   The applicable pricing supplement will specify the terms of floating rate notes, including:

  .  whether the floating rate note is:

      .  a "regular floating rate note";

      .  a "floating rate/fixed rate note"; or

      .  an "inverse floating rate note";

   . the fixed rate commencement date, if applicable;

   . the fixed interest rate, if applicable;

   . the interest rate basis or bases;

   . the initial interest rate, if any;

   . the interest reset dates;

   . the interest payment dates;

   . the index maturity;

   . the maximum interest rate and/or minimum interest rate, if any;

   . the spread and/or spread multiplier;

   . if one or more of the applicable interest rate bases is LIBOR, the LIBOR
     Currency, the LIBOR reporting service and LIBOR Page; or

   . if one or more of the applicable interest rate bases is the CMT Rate, the CMT Telerate Page and the CMT Maturity Index.

The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

   . if that day is an interest reset date, the rate determined as of the interest determination date immediately preceding that interest reset date, or

   . if that day is not an interest reset date, the rate determined as of the interest determination date immediately preceding the most recent interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated.

   Unless specified otherwise in the applicable pricing supplement, the "regular record date" for a floating rate note shall be the date that is 15 calendar days immediately preceding the related interest payment date, whether or not such date is a business day.

   Regular Floating Rate Notes

   Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other or additional provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be a "regular floating rate note" and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

   . plus or minus the applicable spread, if any; and/or

   . multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

   Floating Rate/Fixed Rate Notes

   If a floating rate note is designated as a "floating rate/fixed rate note", the particular floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

   . plus or minus the applicable spread, if any; and/or

   . multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

   . the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

   . the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

   Inverse Floating Rate Notes

   If a floating rate note is designated as an "inverse floating rate note", the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases:

   . plus or minus the applicable spread, if any; and/or

   . multiplied by the applicable spread multiplier, if any;

provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

   Interest Reset Dates

   The applicable pricing supplement will specify the dates on which the rate of interest on a floating rate note will be reset, which are referred to as "interest reset dates", and the period between interest reset dates will be the "interest reset period". The interest reset dates will be, in the case of floating rate notes that reset:

   . daily--each business day;

   . weekly--Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below under "--Interest Determination Dates";

   . monthly--the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

   . quarterly--the third Wednesday of March, June, September and December of each year;

   . semi-annually--the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

   . annually--the third Wednesday of the month of each year specified in the applicable pricing supplement;

provided, however, that, with respect to floating rate/fixed rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.

   Unless specified otherwise in the applicable pricing supplement, if any interest reset date for any floating rate note would otherwise be a day that is not a business day, the particular interest reset date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding business day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding business day.

   Interest Determination Dates

   The interest rate applicable to an interest reset period commencing on the related interest reset date will be determined by reference to the applicable interest rate basis as of the particular "interest determination date," which will be:

   . with respect to the Federal Funds Rate and the Prime Rate--the business day immediately preceding the related interest reset date;

   . with respect to the CD Rate, the CMT Rate and the Commercial Paper
     Rate--the second business day preceding the related interest reset date;

   . with respect to the Eleventh District Cost of Funds Rate--the last working day of the month immediately preceding the related interest reset date on which the Federal Home Loan Bank of San Francisco publishes the index;

   . with respect to LIBOR--the second London Banking Day preceding the related interest reset date; and

   . with respect to the Treasury Rate--the day in the week in which the related interest reset date falls on which day Treasury Bills are normally auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest reset basis is determinable.

   Calculation Dates

   Unless otherwise specified in the applicable pricing supplement, J.P. Morgan Trust Company, National Association will be the "calculation agent." The interest rate applicable to each interest reset period will be determined by the calculation agent on or prior to the calculation date, except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular interest determination date. Upon request of the registered holder of a floating rate note, the calculation agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to the particular floating rate note. The "calculation date," if applicable, pertaining to any interest determination date will be the earlier of:

   . the tenth calendar day after the particular interest determination date or, if such day is not a business day, the next succeeding business day; and

   . the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

   Maximum and Minimum Interest Rates

   A floating rate note may also have either or both of the following:

   . a maximum numerical limitation, or ceiling, on the interest rate that may accrue during any interest reset period, referred to as the "maximum interest rate;" and

   . a minimum numerical limitation, or floor, on the interest rate that may accrue during any interest reset period, referred to as the "minimum interest rate."

In addition to any maximum interest rate that may apply to a floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

   Interest Payments

   The applicable pricing supplement will specify the interest payment dates on which interest on floating rate notes is payable. Unless otherwise set forth in the pricing supplement, the interest payment dates will be, in the case of floating rate notes which reset:

   . daily, weekly or monthly--the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

   . quarterly--the third Wednesday of March, June, September and December of each year;

   . semi-annually--the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

   . annually--the third Wednesday of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an interest payment date.

   If any interest payment date other than a redemption date or the maturity date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest payment date will be the next preceding business day. If a redemption date or the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

   All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit, with one-half cent or unit being rounded upwards.

   With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the base rate is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the base rate is the CMT Rate or the Treasury Rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date shall be the applicable rate as reset on such date.

   The calculation agent shall determine the rate derived from each interest rate basis in accordance with the following provisions.

   CD Rate. "CD Rate" means:

      (1) the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "CDs (secondary market)"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit of the particular index maturity as published in
   H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the agents or their affiliates) selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular index maturity in an amount that is representative for a single transaction in that market at that time; or

      (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

   CMT Rate. "CMT Rate" means:

      (1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

          (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7051 or any other page as may replace the specified page on that service, for the particular interest determination date; or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities;" or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular interest determination date for the period of the particular index maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519); or

          (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in New York City, which may include the agents or their affiliates, individually known as a reference dealer, selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and
       (ii) the
       lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

          (g) if fewer than five but more than two prices referred to in clause
       (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

          (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

      (2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

          (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052 or any other page as may replace the specified page on that service, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

          (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

          (g) if fewer than five but more than two prices referred to in clause
       (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or

          (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

   Commercial Paper Rate. "Commercial Paper Rate" means:

      (1) the Money Market Yield on the particular interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in New York City, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular index maturity placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; or

      (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

"Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

          Money Market Yield   =   D x 360    x 100
                                  ----------
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

   Eleventh District Cost of Funds Rate. "Eleventh District Cost of Funds Rate" means:

      (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc., or any successor service, on page 7058 or any other page as may replace the specified page on that service, as of 11:00 A.M., San Francisco, California time, on that interest determination date; or

      (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, which is referred to below as the "index"; or

      (3) if the Federal Home Loan Bank of San Francisco fails to announce the index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

   Federal Funds Rate. "Federal Funds Rate" means:

      (1) the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the specified page on that service; or

      (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date; or

      (4) if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

   LIBOR. "LIBOR" means:

      (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

      (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular index maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

      (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular index maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

      (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that principal financial center selected by the calculation agent for loans in the LIBOR Currency to leading European banks having the particular index maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

      (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars. LIBOR Page" means either:

   . if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

   . or if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace such page on such service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

   Prime Rate. "Prime Rate" means:

      (1) the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date; or

      (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in New York City selected by the calculation agent; or

      (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

   Treasury Rate. "Treasury Rate" means:

      (1) the rate from the auction held on the Treasury Rate interest determination date, referred to as the "auction," of direct obligations of the United States having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on Telerate page 56 or any other page as may replace that page on that service, or Telerate page 57, or any other page as may replace that page on that service; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

      (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the auction described above is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

      (7) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

   "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

      Bond Equivalent Yield    =    D x N    x  100
                                  ----------
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other/Additional Provisions; Addenda

   Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.

Discount Notes

   We may from time to time offer discount notes that have an issue price, as specified in the applicable pricing supplement, that is less than 100% of the principal amount, or "par," thereof by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and par is referred to as the "discount". In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

   . the issue price, increased by any accruals of discount, and, in the event of any redemption of the applicable discount note, if applicable, multiplied by the initial redemption percentage, as adjusted by the annual redemption percentage reduction, if applicable; and

   . any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

   For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note, with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note, known as the "initial period", is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the Code), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations".

Remarketed Notes

   We may offer notes that are "remarketed notes." Remarketed notes will bear interest at a specified initial interest rate, and thereafter will bear interest at rates set for each interest period by a remarketing agent selected by us, pursuant to a contract between us and the remarketing agent. The pricing supplement for any remarketed notes will contain the name of the remarketing agent and further information regarding the terms of the remarketed notes.

Indexed Notes

   We may from time to time offer indexed notes with the amount of principal, premium, if any, and/or interest, if any, payable in respect thereof to be determined with reference to the price or prices of specified commodities, to one or more equity or debt securities or the price or yield of such securities, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, including any statistical measure of economic or financial activity, changes in prices or values, or performance, or any other item, index or any combination thereof. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes, depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See "Risk Factors."

Amortizing Notes

   We may from time to time offer amortizing notes with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

Book-Entry Notes

   We have established a depositary arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

   Upon issuance, all book-entry notes of like tenor and terms up to $400 million, or another amount as shall be permitted by DTC, aggregate principal amount will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred except as a whole to a nominee of the depository, or by a nominee of the depository to the depository, or to a successor of the depository or to any nominee thereof.

   So long as the depository or its nominee is the registered holder of a global security, the depository or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the registered holders hereof for any purpose under the Indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depository and, if that beneficial owner is not a participant, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

   Each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

   . the depository notifies us that it is unwilling or unable to continue as the depository for the global securities or, if any time, we become aware that the depository has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934 as amended, if so required by applicable law or regulation and, in any such case, we fail to appoint a successor to the depository within 90 days after receiving notice or becoming aware that the depository has ceased to be so registered as a clearing agency;

   . we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes and we notify the trustee thereof; or

   . an event of default has occurred and is continuing with respect to the notes under the indenture and beneficial owners (as referred to below), representing a majority in aggregate principal amount of the outstanding notes represented by the global security, advise the depository to cease acting as depository.

Upon any such exchange, the certificated notes will be registered in the names of the beneficial owners of the global security or securities representing book-entry notes, which names shall be provided by the depository's relevant participants to the trustee.

   The depository will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co., the depository's nominee, or in the name of another nominee of DTC. One fully registered global security will be issued for each series of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue of a series exceeds $400 million, one global security will be issued with respect to each $400 million of principal amount or another amount as shall be permitted by DTC and an additional global security will be issued with respect to any remaining principal amount of such issue.

   The depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depository's system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as "indirect participants." The rules applicable to the depository and its participants are on file with the Securities and Exchange Commission.

   Purchases of book-entry notes under the depository's system must be made by or through direct participants, which will receive a credit for the book-entry notes on the depository's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security, referred to as a "beneficial owner," is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for the book-entry notes is discontinued.

   All global securities representing book-entry notes which are deposited with, or on behalf of, the depository are registered in the name of the depository's nominee, Cede & Co. to facilitate subsequent transfers. The deposit of global securities with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the global securities representing the book-entry notes. The depository's records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither the depository nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depository mails an omnibus proxy to a company as soon as possible after the applicable regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the applicable regular record date, identified in a listing attached to the omnibus proxy.

   Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes will be made by wire transfer in immediately available funds to the depository. The depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless the depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depository, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of the depository, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

   If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes of like tenor and terms are being redeemed, the depository's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

   A beneficial owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its participant, to the trustee, and shall effect delivery of such book-entry notes by causing the direct participant to transfer the participant's interest in the global security or securities representing such book-entry notes, on the depository's records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by direct participants on the depository's records.

   The depository may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

   We may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, certificated notes will be printed, authenticated and delivered.

   The information in this section concerning the depository and the depository's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes the principal United States Federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary is based on the Internal Revenue Code, legislative history, administrative pronouncements and practices of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury regulations. Future changes, legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. Thus, we can provide no assurance that the tax consequences contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

   This summary deals only with notes held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading "Non-United States Holders" or where specifically noted. Holders receiving special treatment include, without limitation:

   . financial institutions, banks and thrifts,

   . insurance companies,

   . tax-exempt organizations,

   . "S" corporations,

   . regulated investment companies and real estate investment trusts,

   . foreign corporations or partnerships, and persons who are not residents or citizens of the United States,

   . dealers in securities or currencies,

   . persons holding notes as a hedge against currency risks or as a position in a straddle, or

   . persons whose functional currency is not the U.S. dollar.

   This discussion also does not deal with holders other than original purchasers, except where otherwise specifically noted.

   State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Certain material United States federal income tax consequences relating to the ownership of particular notes, where applicable, will be summarized in the pricing supplement relating to such notes. Persons considering the purchase of notes should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

   As used in this section, the term "United States Holder" means a beneficial owner of a note that is for United States Federal income tax purposes either:

   . a citizen or resident of the United States,

   . a corporation, or a partnership, including an entity treated as a corporation or partnership for United States Federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise,

   . an estate the income of which is subject to United States Federal income taxation regardless of its source,

   . a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of such trust, or

   . any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

   Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated as United States persons, shall also be considered United States Holders. If you hold a note and are not a United States holder, you are a "non-United States holder".

United States Holders

   Taxation of Interest

   The taxation of interest on a note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date (a "short-term note") is included in a United States Holder's income under the rules described below under "Short-Term Notes".

   Fixed Rate Notes

   Interest on a fixed rate note will generally constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

   Floating Rate Notes

   Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute "qualified stated interest" if the note is a "variable rate debt instrument" under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate", each as defined below. If the note is a variable-rate debt instrument but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest". See "Original Issue Discount--Floating Rate Notes that are Variable-Rate Debt Instruments", below.

   Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate

   A note is a variable-rate debt instrument if all of the four following conditions are met. First, the "issue price" of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of:

   . .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity); and

   . 15% of the total noncontingent principal payments.
Second, the note must provide for stated interest (compounded or paid at least annually) at:

   . one or more qualified floating rates,

   . a single fixed rate and one or more qualified floating rates,

   . a single objective rate, or

   . a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

   Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

   Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

   Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals:

   . the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35, or

   . the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

   In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note's issue date) will be treated as a single qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

   Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Internal Revenue Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

   If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

   Original Issue Discount

   Original issue discount with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

   As described more fully below, United States Holders of notes with original issue discount that mature more than one year from their issue date generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a note is increased by each accrual of original issue discount and decreased by each payment other than a payment of qualified stated interest.

   The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of original issue discount with respect to a note is less than that amount, the original issue discount that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

   Fixed Rate Notes

   In the case of original issue discount with respect to a fixed rate note, the amount of original issue discount includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

   Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

   Third, the total amount of original issue discount on the note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of original issue discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

   Fourth, the "daily portions" of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

   A United States Holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

   Floating Rate Notes that are Variable-Rate Debt Instruments

   The taxation of original issue discount (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a "variable-rate debt instrument," as that term is defined above under "Taxation of Interest--Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate."

   If a variable-rate debt instrument provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute "qualified stated interest" and will be taxed accordingly. Thus, this type of variable-rate debt instrument will generally not be treated as having been issued with original issue discount unless the variable-rate debt instrument is issued at a "true" discount (i.e., at a price below the variable-rate debt instrument's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a variable-rate debt instrument arising from "true discount" is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to:

   . in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

   . in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note.

Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

   If a note that is a variable-rate debt instrument does not provide for interest at a single variable rate as described above, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

   First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

   Second, determine the fixed rate substitute for each variable rate provided by the note (or determined to be provided by the note under the first step above). The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

   Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

   Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

   Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

   Floating Rate Notes that are not Variable-Rate Debt Instruments

   Floating rate notes that are not variable-rate debt instruments, which we refer to as "contingent notes", will be taxable under the rules applicable to contingent payment debt instruments. Under these Treasury regulations, which we refer to as "contingent debt regulations", any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder's income, we are required to determine, as of the issue date, the comparable yield for the contingent note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the contingent note). In certain cases where contingent notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the contingent note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

   Second, solely for tax purposes, we construct a projected schedule of payments determined under the contingent debt regulations for the contingent note. The schedule is determined as of the issue date and generally remains in place throughout the term of the contingent note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The schedule must produce the comparable yield determined as set forth above. Otherwise, the schedule must be adjusted under the rules set forth in the contingent debt regulations.

   Third, under the usual rules applicable to original issue discount and based on the schedule, the interest income on the contingent note for each accrual period is determined by multiplying the comparable yield of the contingent note (adjusted for the length of the accrual period) by the contingent note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the contingent debt regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the contingent note.

   Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the schedule and actual contingent payments. Under the rules set forth in the contingent debt regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States Holder's total interest inclusions on the contingent notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a contingent note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States Holder's amount realized on the sale, exchange or retirement.

   We are required to provide each holder of a contingent note with the schedule described above. If we do not create a schedule or the schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefore. Unless otherwise prescribed by the Internal Revenue Service, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the contingent note was acquired.

   In general, any gain realized by a United States Holder on the sale, exchange or retirement of a contingent note is interest income. In general, any loss on a contingent note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the contingent note (net of negative adjustments treated as ordinary loss in price taxable years). Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note.

   Other Rules

   Certain notes having original issue discount may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased note.

   The Treasury Regulations relating to the tax treatment of original issue discount contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing original issue discount.

   Market Discount

   If a United States Holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have original issue discount, less than its issue price (or, in the case of a subsequent purchase, its stated redemption price at maturity), or, in the case of a note that has original issue discount, less than its adjusted issue price as of the date of acquisition (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity of the note multiplied by the number of complete years to maturity (from the date of acquisition).

   Under the market discount rules of the Internal Revenue Code, a United States Holder is required to treat any principal payment (or, in the case of a note that has original issue discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such holder had sold the medium-term note at its then fair market value.

   In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

   With respect to notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States Holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

   In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is less than the contingent note's adjusted issue price (determined under special rules set out in the contingent debt regulations). Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.

   Premium and Acquisition Premium

   If a United States Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any original issue discount in income. Generally, a United States Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

   If a United States Holder purchases a note issued with original issue discount at an "acquisition premium," the amount of original issue discount that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is:

   . less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and

   . greater than the note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

   If a note is purchased at an acquisition premium, the United States Holder reduces the amount of original issue discount otherwise includible in income during an accrual period by an amount equal to:

   . the amount of original issue discount otherwise includible in income multiplied by,

   . a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

   As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the United States Holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

   In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is greater than the contingent note's adjusted issue price (determined under special rules set out in the contingent debt regulations). Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.

   Short-Term Notes

   A short-term note will be treated as having been issued with original issue discount if the stated redemption price at maturity exceeds the issue price of the note. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. Any interest payable on the obligation (other than original issue discount) is included in gross income as it accrues.

   United States Holders of a short-term note who use the cash method of accounting and certain other United States Holders are not required to accrue original issue discount for federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note (which includes both the accrued original issue discount and accrued interest that is payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a short-term note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the short-term note over the United States Holder's basis in the short-term note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A United States Holder's tax basis in a short-term note is increased by the amount included in such holder's income on such a note.

   Election to Treat All Interest as Original Issue Discount

   United States Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States Holder's tax basis in a note will be increased by each accrual of the amounts treated as original issue discount under the constant yield election described in this paragraph.

   Integration of Notes with Other Financial Instruments

   Any United States Holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a variable-rate debt instrument of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining original issue discount, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the contingent debt regulations, the Internal Revenue Service may require in certain circumstances that a United States Holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

   Sale or Exchange of Notes

   A United States Holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by original issue discount, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the note was held as a capital asset, except as provided above under "Market Discount", "Short-Term Notes" and "Original Issue Discount--Floating Rate Notes that are not Variable-Rate Debt Instruments". Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a medium-term note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a medium-term note) held for not more than one year is taxed at the rates applicable to ordinary income. The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

   Notes Denominated, or in Respect of Which Interest Is Payable, in a Foreign Currency

   As used in this prospectus supplement, "foreign currency" means a currency or currency unit other than U.S. dollars.

   Payments of Interest in a Foreign Currency

   A United States Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder's tax basis in such foreign currency.

   A United States Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the Internal Revenue Service. A United States Holder should consult a tax advisor before making the above election. A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

   Purchase, Sale and Retirement of Notes

   A United States Holder who purchases a note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States Holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the United States Holder's income) and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a United States Holder receives foreign currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the note is disposed of (or deemed disposed of in the case of a taxable exchange of the note for a new note). In the case of a note that is denominated in foreign currency and is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A United States Holder's adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States Holder's tax basis in a note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

   Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense.

Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States Holder acquired the note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the note.

   Original Issue Discount

   In the case of a note issued with original issue discount or short-term note,

   . original issue discount is determined in units of the foreign currency,

   . accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency--Accrual Method" above, and

   . the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

   Premium and Market Discount

   In the case of a note with market discount,

   . market discount is determined in units of the foreign currency,

   . accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss), and

   . accrued market discount currently includible in income by a United State
     Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

   With respect to a note issued with amortizable bond premium, such premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a United States Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

   Exchange of Foreign Currencies

   A United States Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Non-United States Holders

   Payments of Interest

   Interest paid by the Company to a non-United States Holder will not be subject to United States Federal income taxes or withholding tax if such interest (including original issue discount, if any) is not effectively connected with the conduct of a trade or business within the United States by such non-United States Holder and such non-United States Holder:

   . does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

   . is not a controlled foreign corporation related to the Company;

   . is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; and

   . the non-United States Holder appropriately certifies as to its foreign status. A non-United States Holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If the non-United States Holder holds the notes through a financial institution or other agent acting on the holder's behalf, the holder may be required to provide appropriate documentation to the agent. The holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-United States Holder does not qualify for an exemption under these rules, interest income (including original issue discount) may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such amount is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide the Company or its agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% branch profits tax.

   Sales or Exchanges of Notes

   If you are a non-United States Holder, you generally will not be subject to United States Federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

   . your investment in the notes is effectively connected with a United States trade or business;

   . if you are a non-United States Holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place and certain other requirements are met; or

   . you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States federal income tax on a net basis at the rate applicable to United States person generally. In addition, foreign corporations may be subject to a 30% branch profits tax if the investment in the note is effectively connected with the foreign corporation's United States trade or business.

Backup Withholding and Information Reporting

   United States Holders

   The Company will, where required, report to the United States holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable Treasury regulations, a United States holder of a note may be subject to backup withholding with respect to payments made on the notes as well as proceeds from the disposition of notes unless the holder:

   . is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

   . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

   Non-United States Holders

   No backup withholding or information reporting will generally be required with respect to interest on notes paid to non-United States Holders if the beneficial owner of the note provides a statement described above in "Non-United States Holders--Payment of Interest" or the non-United States Holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

   Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is not:

  .  a United States person, as defined in the Internal Revenue Code;

  . a controlled foreign corporation for United States federal income tax purposes;

  .  a foreign partnership engaged in the conduct of a U.S. trade or business;

  . a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons; or

  . a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States.

   Payment of the proceeds of any sale effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax or information reporting if such broker has documentary evidence in its records that the beneficial owner is a non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any sale of a note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in "Non-United States Holders--Payment of Interest" or otherwise establishes an exemption from back-up withholding.

   If you are a non-United States holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

   Under the terms of a distribution agreement, we will offer the notes on a continuing basis for sale to or through Credit Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., CommerzBank Capital Markets Corp., First Union Securities, Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Warburg LLC, or one or more other agents. We also may appoint additional persons to serve as agents from time to time.

   The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree that an agent will utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase the notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. We will negotiate commissions with respect to notes with stated maturities of 30 years or greater that are sold through an agent as our agent at the time of the related sale.

   Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to, unless otherwise specified in the applicable pricing supplement, all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price, in the case of notes to be resold on a fixed offering price basis, the concession and the reallowance may be changed.

   We reserve the right to sell notes directly to investors and we may solicit and accept offers to purchase notes. We may sell the notes through one or more additional agents or directly to one or more underwriters for resale to the public.

   We reserve the right to withdraw, cancel or modify our offer of the notes without notice and we may reject offers in whole or in part, whether the notes placed directly by us or through an agent. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

   Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in New York City on the date of settlement. See "Description of Notes".

   Upon issuance, the notes will not have an established trading market. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on any securities exchange. The agents, if any, may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

   In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If those agents create a short position in the notes, for example, by selling the notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing the notes in the open market. The agents may also impose a penalty bid. This means that if a particular agent repurchases the notes in the open market to reduce the agent's short position or to stabilize the price of the notes, the agent may reclaim selling concessions from those agents who sold the notes in that offering. In general, purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of these type of purchases. The agents are not required to engage in any of these activities and may end any of them at any time. Neither we nor any agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described in this paragraph may have on the price of the notes.

   The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for other specified expenses.

   In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they have received customary compensation. Bank of America, NA is the administrative agent and a lender under our $450 million bank credit facility. Commerzbank AG is the syndication agent and co-arranger under the credit facility. Banc of America Securities LLC is the sole lead arranger and book manager under the credit facility. To the extent the proceeds of an offering of the notes are used to repay borrowings under our credit facilities, one or more of the agents may receive a portion of those proceeds. It is possible that 10% or more of the net proceeds of an offering of notes will be applied to the repayment of a loan or loans made to us by one or more of the agents. Under the Conduct Rules of the National Association of Securities Dealers, Inc., special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter of any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

   First Union Securities, Inc. ("FUSI"), a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets businesses under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus supplement, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of FUSI which may or may not be participating as a separate selling dealer in the distribution of the notes.

   From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

                         NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

   By purchasing notes in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  . the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

  . where required by law, that the purchaser is purchasing as principal and not as agent, and

  .  the purchaser has reviewed the text above under "Resale Restrictions".

Rights of Action (Ontario Purchasers)

   The notes being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by the purchaser in this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for notes acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                                LEGAL OPINIONS

   Certain legal matters will be passed upon for us, including the validity of the issuance of the notes, by Latham & Watkins, San Francisco, California, including certain of the legal matters described in the accompanying prospectus under "Federal Income Tax Considerations". Certain legal matters relating to Maryland law will be passed upon for us by Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the agents by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

PROSPECTUS

                                 $700,000,000

                             BRE PROPERTIES, INC.

                                Debt Securities
                                Preferred Stock
                                 Common Stock

   We may, from time to time in one or more offerings, sell up to $700,000,000 in the aggregate of:

  . our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

  . shares of our preferred stock, par value $0.01 per share, in one or more series;

  .  shares of our common stock, par value $0.01 per share; or

  .  any combination of the foregoing.

   We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

See "Risk Factors" beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

   Our common stock is traded on the New York Stock Exchange under the symbol "BRE." On September 18, 2001, the last reported sale price for our common stock on the New York Stock Exchange was $29.90 per share.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is September 20, 2001.

   We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

                               TABLE OF CONTENTS

Forward-looking Statements.....................................................................  1
Available Information..........................................................................  1
Incorporation by Reference.....................................................................  1
Risk Factors...................................................................................  3
BRE Properties, Inc............................................................................  3
Use of Proceeds................................................................................  4
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends  4
General Description of Securities..............................................................  5
Description of Debt Securities.................................................................  5
Description of Preferred Stock................................................................. 25
Description of Common Stock.................................................................... 28
Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status.... 29
Federal Income Tax Considerations.............................................................. 30
Plan of Distribution........................................................................... 39
Legal Matters.................................................................................. 39
Experts........................................................................................ 40

                          FORWARD-LOOKING STATEMENTS

   In addition to historical information, we have made forward-looking statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

   The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and the accompanying prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2000. You are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only. We assume no obligation to update forward-looking statements.

                             AVAILABLE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

   Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INCORPORATION BY REFERENCE

   We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

  . Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2001 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 2, 2001;

  . Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 9, 2001;

  . Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the Securities and Exchange Commission on July 30, 2001;

  . Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2001; and

  . the description of our 8 1/2% Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 333-47469), filed with the Securities and Exchange Commission on January 29, 1999.

   We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

   This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

   We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809 (telephone (415) 445-6530). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                 RISK FACTORS

   Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Business" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled "Incorporation by Reference."

                             BRE PROPERTIES, INC.

   We are a self-administered equity real estate investment trust focused on the development, acquisition and management of multifamily apartment communities in nine metropolitan markets of the Western United States. At June 30, 2001 our portfolio had real estate assets with a book value of approximately $1.7 billion which included 72 wholly or majority-owned apartment communities, aggregating 20,267 units; joint venture interests in three additional apartment communities, comprised of 780 apartment units; and 10 apartment communities in various stages of construction and development totaling 2,339 units. We have been a publicly-traded company since our founding in 1970 and have paid uninterrupted quarterly dividends to our stockholders from inception.

   Our executive offices are located at 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809, and our telephone number is (415) 445-6530. BRE Properties, Inc. and the BRE logo are our service marks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

                                USE OF PROCEEDS

   Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include investing in additional multifamily apartment communities, funding development activities, capital expenditures, increasing our working capital, and reducing indebtedness. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

       RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

   The following tables set forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated:

Ratios of Earnings to Fixed Charges



                Fiscal Year Ended December 31,                Six Months
                ------------------------------                   Ended
        1996       1997       1998       1999       2000     June 30, 2001
        ----       ----       ----       ----       ----     -------------
        3.2         3.1        2.2        2.4        2.1          2.3

   Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for nonrecurring charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Ratios of Earnings to Fixed Charges and Preferred Stock Dividends



                 Fiscal Year Ended December 31,                 Six Months
                 ------------------------------                    Ended
       1996       1997       1998       1999         2000      June 30, 2001
       ----       ----       ----       ----         ----      -------------
       3.2         3.1        2.2        2.2         2.0            2.2

   Our ratios of earnings to fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and preferred stock dividends. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for nonrecurring charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments. Prior to January 1999, we did not have any outstanding preferred stock.

                       GENERAL DESCRIPTION OF SECURITIES

   We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $700,000,000 in the aggregate of:

  . secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

  . shares of our preferred stock, par value $0.01 per share, in one or more series;

  .  shares of our common stock, par value $0.01 per share; or

  . any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

   We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock and the common stock are collectively referred to herein as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

                        DESCRIPTION OF DEBT SECURITIES

   This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

   We may offer under this prospectus up to $700,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $700,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

   The debt securities are our obligations exclusively. Because a significant portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service our debt, including the debt securities, are partially dependent on the earnings of our subsidiaries and the debt securities will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. Although our existing indenture with JP Morgan Chase & Co., discussed below, imposes limitations on the incurrence of additional indebtedness, we and our subsidiaries will retain the ability to incur substantial additional indebtedness.

   The debt securities will be issued under one or more indentures. Senior debt securities and subordinated debt securities will be issued pursuant to separate indentures, respectively, a senior indenture and a subordinated indenture, in each case between us and a trustee, which may be the same trustee. The senior indenture, with respect to any senior debt securities offered by this prospectus, will be the indenture between us and JP Morgan Chase & Co. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), filed as an exhibit to the registration statement of which this prospectus is a part, or another senior indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to collectively as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The descriptions of the debt securities and the indentures set forth in this prospectus and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the forms of indentures and debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by referenced by a Form 8-K. In the summary below, we have included parenthetical cross-references to the section numbers of the indentures so that you can easily locate these provisions.

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

General

   The debt securities will be our direct, secured or unsecured obligations. Each indenture will provide that the debt securities issued under the indenture may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the applicable indenture. The terms of any debt securities within any series may differ from the terms of any other debt securities in that series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series. (Section
301) Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to that series.

   Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

      (1) The title of the debt securities and whether the debt securities will be senior debt securities, senior subordinated debt securities or subordinated debt securities;

      (2) The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

      (3) The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

      (4) The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

      (5) The date or dates, or the method for determining the date or dates, from which the interest will accrue, the interest payment dates on which the interest will be payable, the regular record dates for such interest payment dates, or the method by which the regular record dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (6) The place or places, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of, and premium, if any, interest, if any, on, and additional amounts, if any, payable in respect of the debt securities will be payable, any registered debt securities may be surrendered for registration of transfer, exchange or, if applicable, conversion, and notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

      (7) The period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option, if we are to have an option;

      (8) Our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to any obligation;

      (9) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities will be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer debt securities will be issuable;

      (10) If other than the trustee, the identity of each security registrar and/or paying agent;

      (11) If other than 100% of the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of the debt securities which is convertible into our common stock or other securities, or the method by which the portion shall be determined;

      (12) If other than United States dollars, the currency or currencies in which the debt securities are denominated and payable;

      (13) Whether the amount of payments of principal of, and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not, be based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices, and the manner in which the amounts shall be determined;

      (14) Whether the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, an election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

      (15) Provisions, if any, granting special rights to the holders of debt securities upon the occurrence of events as may be specified;

      (16) Any deletions from, modifications of, or additions to the terms of the debt securities with respect to the events of default or covenants set forth in the applicable indenture;

      (17) Whether the debt securities will be issued in certificated or book-entry form;

      (18) Whether the debt securities will be in registered or bearer form or both and terms and conditions relating thereto;

      (19) The person to whom any interest on any registered debt security will be payable, if other than the person in whose name that debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

      (20) The applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture and any provisions in modification of, in addition to or in lieu of such provisions;

      (21) The circumstances, if any, under which we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making the payment;

      (22) The terms, if any, upon which the debt securities may be convertible into our common stock, preferred stock or other securities or property and the terms and conditions upon which the conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period; and

      (23) Any other terms of the debt securities.

   The debt securities may be original issue discount securities, which means that they would provide for less than the entire principal amount to be payable upon declaration of acceleration of the maturity. Any material United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

   Except as set forth below under the captions "Certain Covenants--Aggregate Debt Test," "--Maintenance of Total Unencumbered Assets," "--Debt Service Test" and "--Secured Debt Test," which relate solely to our existing senior indenture, the indentures will not contain any provision that would limit our ability to incur indebtedness or that will afford holders of debt securities protection in a highly leveraged or similar action or in the event of a change of control. However, certain restrictions on ownership and transfers of our equity securities designed to preserve our status as a real estate investment trust may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

   Unless otherwise described in the applicable prospectus supplement, the registered debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. (Section 302)

   Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest, if any, on any series of debt securities will be payable at the office or agency maintained by us for such purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register or by transfer of funds to that person at an account maintained within the United States. (Sections 301, 305, 306, 307 and 1002)

   Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest, if any, on any debt security that are payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

   Any defaulted interest--interest not punctually paid or duly provided for on any interest payment date with respect to a debt security--will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the applicable trustee, notice of which shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture. (Section 307)

   Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, and of a like aggregate principal amount and tenor, in any authorized denominations upon surrender of the debt securities at the office or agency maintained by us for such purpose. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, if applicable, or registration of transfer thereof at the office or agency maintained by us for such purpose. Every debt security surrendered for conversion, if applicable, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

   If the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

   Neither we nor any trustee will be required:

  . to issue, register the transfer of or exchange debt securities of any series if the debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of debt securities of that series to be redeemed and ending at the close of business on:

         . the day of the mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form; or

         . the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or the day of mailing of the relevant notice of redemption, if the debt securities are also issuable in registered form and there is no publication;

  . to register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

  . to exchange any debt security in bearer form so selected for redemption except in exchange for a debt security in registered form which is simultaneously surrendered for redemption; or

  . to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid. (Section 305)

Merger, Consolidation or Sale

   Each indenture will provide that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

  . either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture;

  . immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time or both, would become such an event of default, shall have occurred and be continuing; and

  . an officers' certificate and legal opinion concerning such conditions shall be delivered to the relevant trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation. (Sections 801 and 803)

   Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by such consolidation or into which we are merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the relevant indenture with the same effect as if the successor corporation had been named as the Company under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities. (Section 802)

Certain Covenants

   The existing senior indenture contains the following covenants:

   Aggregate Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 60% of the sum of, without duplication:

  . the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

  . the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004)

   Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that:

  . such Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

  . the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of such four-quarter period had occurred on the first day of the period, except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period; and

  . in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire period. (Section 1005)

   Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all outstanding Debt of ours and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

  . the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

  . the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006)

   Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of us and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007)

   The form senior and subordinated indentures do not contain any of the covenants described above and do not contain any other limitation on the amount of Debt of any kind which we or our subsidiaries may incur. The indentures will not limit the amount of dividends or other distributions which we may pay to our stockholders.

   Each indenture will contain the following covenants:

   Existence. Except as permitted under the provisions of the relevant indenture described in "--Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights, charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities outstanding under the indenture. (Section 1008 of the existing indenture and Section 1004 of the form senior and subordinated indentures)

   Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with our properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business. (Section 1009 of the existing indenture and Section 1005 of the form senior and subordinated indentures)

   Insurance. Each indenture will require us to, and to cause each of our subsidiaries to, keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability. (Section 1010 of the existing indenture and Section 1006 of the form senior and subordinated indentures)

   Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they become delinquent:

  . all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon any of our income, profits or property or the income, profits or property of any subsidiary; and

  . all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary, provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1011 of the existing indenture and Section 1007 of the form senior and subordinated indentures)

   Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, for so long as any debt securities are outstanding, we will, to the extent permitted under the Securities Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file such documents. We will also in any event:

  . transmit by mail to all holders of debt securities, as their names and addresses appear in the relevant security register, without cost to the holders and within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections; and

  . file with the applicable trustee, within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections.

   Provided, however, that if filing such documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act, we will supply copies of such documents to any prospective holder of debt securities under the relevant indenture promptly upon written request and payment of the reasonable cost of duplication and delivery. (Section 1012 of the existing indenture and Section 1008 of the form senior and subordinated indentures)

Events of Default, Notice and Waiver

   Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued thereunder:

  . default for 30 days in the payment of any interest on or any additional amounts payable in respect of any debt security of the series;

  . default in the payment of any principal of, or premium, if any, on, any debt security of the series at its maturity;

  . default in making any sinking fund payment as required for any debt security of the series;

  . default in the performance of any other covenant or warranty contained in the applicable indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the series, continued for 60 days after written notice as provided in the indenture;

  . default under any bond, note, debenture or other evidence of indebtedness of us or any of our subsidiaries or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of us or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series;

  . certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary; and

  . any other event of default provided with respect to that series of debt securities. (Section 501)

   The term "significant subsidiary" means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the securities Act as in effect on January 1, 1996).

   If an event of default under any indenture with respect to debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, a portion of the principal amount as may be specified in the terms thereof, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the applicable trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if:

  . we shall have deposited with the applicable trustee all required payments of the principal of, and premium, if any, and interest, if any, on the debt securities of the series, other than amounts which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

  . all events of default, other than the nonpayment of accelerated principal, or specified portion thereof, premium, if any, and interest, with respect to debt securities of the series have been cured or waived as provided in the indenture. (Section 502)

   The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to the series and its consequences, except a default:

  . in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of the series; or

  . in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 513)

   The indentures will require each trustee to give notice to the holders of debt securities issued thereunder within 90 days of a default under the applicable indenture known to the trustee, unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if a responsible officer of the trustee determines the withholding to be in the interest of the holders. (Section 601)

   The indentures will provide that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. (Section 507) This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest, if any, on the debt securities held by that holder at the respective due dates thereof. (Section 508)

   The indentures will provide that, subject to provisions to each indenture relating to its duties in case of default, a trustee thereunder is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee thereunder reasonable security or indemnity. (Section 602) The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining therein. (Section 512)

   Within 120 days after the close of each fiscal year, we must deliver to the relevant trustee a certificate, signed by one of several of our specified officers, stating whether or not such officer has knowledge of any noncompliance under the applicable indenture and, if so, specifying such noncompliance and the nature and status thereof. (Section 1014 of the existing indenture and Section 1010 of the form senior and subordinated indentures)

Modification of the Forms of Indenture

   Modifications and amendments of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued thereunder which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each such debt security affected thereby:

  . change the stated maturity of the principal of, or any installment of interest, if any, or premium, if any, on, the debt security;

  . reduce the principal amount of, or the rate or amount of interest on, or any amount of premium payable on the debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of the holder of any such debt security to repayment of such debt security at the holder's option;

  . change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest, if any, on the debt security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to the debt security;

  . reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the applicable indenture with respect to the debt securities, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture;

  . modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security; or

  . make any change that adversely affects the right, if any, to convert or exchange any debt security for our equity securities or other securities or property in accordance with the terms of the debt security. (Section
     902)

   Each indenture provides that the holders of not less than a majority in principal amount of outstanding debt securities of any series issued thereunder have the right to waive our compliance with certain covenants in the indenture applicable to the series, including those described in the section of this prospectus captioned "Description of Debt Securities--Certain Covenants." (Section 1013 of the existing indenture and Section 1009 of the form senior and subordinated indentures)

   Modifications and amendments of an indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

  . to evidence the succession of another person to us as obligor under the indenture;

  . to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in the indenture;

  . to add events of default for the benefit of the holders of all or any series of debt securities issued thereunder;

  . to add or change any provisions of the indenture to facilitate the issuance of debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of the debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  . to change or eliminate any provision of the indenture, provided that no such change or elimination shall become effective with respect to the outstanding debt securities of any series issued thereunder which were first issued prior to the date of such change or elimination and which are entitled to the benefit of the provision;

  .  to secure the debt securities issued thereunder;

  . to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of the debt securities into common stock or preferred stock;

  . to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

  . to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect the interests of holders of outstanding debt securities of any series issued thereunder in any material respect; or

  . to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities issued thereunder, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issued thereunder in any material respect. (Section 901)

   The indentures will provide, that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the debt securities:

  . the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  . the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet point above;

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

  . the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the indenture; and

  . debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of such other obligor shall be disregarded. (Section 101)

   The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. (Section 1501) A meeting may be called at any time by the applicable trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of the series, in any such case upon notice given as provided in the applicable indenture. (Section 1502) Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum. (Section 1504)

   Notwithstanding the provisions described above, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or by the holders of a specified percentage in principal amount of the outstanding debt securities of the series and one or more additional series,

  .  there shall be no minimum quorum requirement for such meeting; and

  . the principal amount of the outstanding debt securities of the series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether any request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504)

Discharge, Defeasance and Covenant Defeasance

   Unless otherwise indicated in the applicable prospectus supplement, upon our request, any indenture shall cease to be of further effect with respect to any specified series of debt securities issued thereunder, except as to certain limited provisions of the indenture which shall survive, when either all debt securities of the series have been delivered to the trustee for cancellation, subject to certain exceptions, or all debt securities of the series have become due and payable or will become due and payable within one year, or, if redeemable, are scheduled for redemption within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

   Each indenture provides that, unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities issued thereunder either:

  . to defease and be discharged from any and all obligations with respect to the debt securities, except, among other things, for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance") (Section 1402); or

  . to be released from our obligations with respect to the debt securities under the applicable covenants described above under the caption "Certain Covenants", except that we will remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted under the provisions described under "--Merger, Consolidation or Sale", and, if provided pursuant to the indenture, our obligations with respect to any other covenants applicable to the debt securities of the series, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities. ("covenant defeasance") (Section 1403)

In either case, the discharge, defeasance or covenant defeasance shall occur upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity or, if applicable, upon redemption, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

   Such a trust may only be established if, among other things:

  . we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

  . if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, and we have given the applicable trustee irrevocable instructions to redeem the debt securities on that date; and

  . no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of the series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default described in the sixth bullet of the first paragraph under "--Events of Default, Notice and Waiver" above, during the period ending on the 91st day after the date of, such deposit into trust. (Section 1404)

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

   Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  . the holder of a debt security of the series is entitled to, and does, elect to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

  . a Conversion Event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made; then:

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such Conversion Event. (Section 1405)

   In the event we effect covenant defeasance with respect to the debt securities of any series and the debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount of monies and Government Obligations deposited with the applicable trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of their stated maturity or at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payment of amounts due at the time of acceleration.

   The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Subordination of Subordinated Securities

   The payment of the principal of, and premium, if any, and interest, if any, on the subordinated debt securities will be subordinated as set forth in the subordinated indenture in right of payment to the prior payment of all of our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred. (Section 1601 of the subordinated indenture) At June 30, 2001, we had approximately $483,000,000 of Senior Indebtedness outstanding. There are no restrictions in the subordinated indenture upon the incurrence of additional Senior Indebtedness.

   The subordinated indenture will provide that, in the event

  . of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture (described above under "Merger, Consolidation or Sale");

  . that a default shall have occurred and be continuing with respect to the payment of principal of, or premium, if any, or interest on any Senior Indebtedness; or

  . that the principal of the subordinated debt securities of any series issued under the subordinated indenture, or in the case of original issue discount securities, the portion of the principal amount thereof referred to in Section 502 of the subordinated indenture, shall have been declared due and payable pursuant to Section 502 of the subordinated indenture, and such declaration shall not have been rescinded and annulled as provided in
     Section 502; then:

          (1) in a circumstance described in the first two bullet points, the holders of all Senior Indebtedness, and in the circumstance described in the third bullet point above, the holders of all Senior

       Indebtedness outstanding at the time the principal of such subordinated debt securities issued under the subordinated indenture, or in the case of original issue discount securities, such portion of the principal amount, shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium, if any, interest and additional amounts, or provision shall be made for such payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment on account of the principal of, or premium, if any, or interest, if any, on or any additional amount in respect of the indebtedness evidenced by the subordinated debt securities;

          (2) any payment by us, or distribution of assets, of any kind or character, whether in cash, property or securities, other than certain of our subordinated debt securities issued in a reorganization or readjustment, to which the holder of any of the subordinated debt securities would be entitled except for the subordination provisions of Article Seventeen of the subordinated indenture shall be paid or delivered by the person making such payment or distribution directly to the holders of Senior Indebtedness, as provided in clause (1) above, or on their behalf, ratably according to the aggregate amount remaining unpaid on account of such Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness, as provided in clause (1) above, remaining unpaid after giving effect to any concurrent payment or distribution, or provisions therefor, to the holders of such Senior Indebtedness, before any payment or distribution is made to or in respect of the holders of the subordinated debt securities; and

          (3) in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets of, of any kind or character is received by the holders of any of the subordinated debt securities issued under the subordinated indenture before all Senior Indebtedness is paid in full such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as described, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provisions therefor, to the holders of such Senior Indebtedness.

   By reason of such subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated debt securities.

Convertible Debt Securities

   If set forth in the applicable prospectus supplement, debt securities of any series may be convertible into common stock or other securities on the terms and subject to the conditions set forth in the prospectus supplement.

   The applicable prospectus supplement may set forth limitations on the ownership or conversion of convertible debt securities intended to protect our status as a real estate investment trust for United States federal income tax purposes.

   Reference is made to the sections captioned "Description of Common Shares," and "Description of Preferred Shares" for a general description of securities which may be issued upon the conversion of convertible debt securities.

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), or such other depository as may be identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided

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

in a prospectus supplement, debt securities that are represented by a global security will be issued in any authorized denomination and will be issued in registered or bearer form.

   We anticipate that any global securities will be deposited with, or on behalf of DTC, and that the global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

   So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

   Unless otherwise specified in the applicable prospectus supplement, each global security of any series will be exchangeable for certificated debt securities of the same series only if:

  . DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of any ineligibility;

  . we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

  . there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities of the series and beneficial owners representing a majority in aggregate principal amount of the debt securities represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC's relevant participants, as identified by DTC, to the applicable trustee. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

   The following is based on information furnished to us:

   DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully registered debt security certificate will be issued with respect to each $400 million, or another amount as shall be permitted by DTC from time to time, of principal amount of the debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of the series.

   DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions,

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

such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

   Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the direct and indirect participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

   To facilitate subsequent transfers, the debt securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

   Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and Indirect participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, identified on a list attached to the omnibus proxy.

   Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such direct and indirect participants and not of DTC, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, and premium, if any, and interest, if any, to DTC is our responsibility or the responsibility of the applicable trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

   If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

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

   To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participant, to the applicable trustee, and shall effect delivery of interest in a global security by causing the direct participant to transfer the participant's interest in the global security or securities representing interest, on DTC's records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participants on DTC's records.

   DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

   We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, debt security certificates will be printed and delivered as described above.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

   Neither we, the applicable trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to any beneficial interest.

Certain Definitions

   Set forth below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

   "Acquired Debt" means Debt of a person:

  . existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

  . assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

   Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

   "Annual Debt Service Charge" means, for any period, our interest expense and the interest expense of our subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, (2) all accrued interest,
(3) all capitalized interest, and (4) the interest component of capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of us and our subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

  .  interest expense on Debt;

  .  provision for taxes based on income;

  .  amortization of debt discount and deferred financing costs;

  . provisions for gains and losses on sales or other dispositions of properties and other investments;

  .  property depreciation and amortization;

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

  . the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income; and

  . amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Consolidated Net Income" for any period means the amount of net income, or loss, for us and our subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Conversion Event" means the cessation of use of:

  . a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

  . the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

  . any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

   "Debt" means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

  . borrowed money or evidenced by bonds, notes, debentures or similar instruments;

  . indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

         .  the amount of indebtedness so secured; and

         . the fair market value, determined in good faith by the board of directors of such person or, in the case of us or a subsidiary, by our board of directors, of the property subject to such lien;

  . reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  . any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

   Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

   "Government Obligations" means securities which are either:

  . direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  . obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt

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

     securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer.

   Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

   "Senior Indebtedness" means:

  . the principal of, and premium, if any, and unpaid interest, if any, on indebtedness for money borrowed or evidenced by a bond, note, debenture or similar instrument;

  .  purchase money and similar obligations;

  .  obligations under capital leases;

  . guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness and obligations of others of the types referred to in the first three bullet points above;

  .  renewals, extensions and refunding of any such indebtedness or obligations;

  . interest in respect of any such indebtedness or obligations accruing after the commencement of any insolvency or bankruptcy proceedings; and

  . obligations associated with derivative products including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in all of the bullet points above expressly provides that the indebtedness or obligation is subordinate or junior in right of payment to all of our other indebtedness or is not senior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment.

   "Total Assets" means the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of us and our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Total Unencumbered Assets" means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Undepreciated Real Estate Assets" means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

   "Unsecured Debt" means Debt of ours or any of our subsidiaries which is not secured by a lien on any property or assets of ours or any of our subsidiaries.

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

                        DESCRIPTION OF PREFERRED STOCK

   The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference by a Form 8-K.

General

   We have authority to issue 10,000,000 shares of preferred stock, 2,300,000 of which are designated 8 1/2% Series A Cumulative Redeemable Preferred Stock. As of the date of this prospectus, 2,150,000 shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock are outstanding.

   Under our certificate of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to the remaining authorized but unissued shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used herein, the term "board of directors" includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

   The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless we provide otherwise in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

    . the designation and stated value per share of such preferred stock and the number of shares offered;

    .  the amount of liquidation preference per share;

    . the initial public offering price at which such preferred stock will be issued;

    . the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

    .  any redemption or sinking fund provisions;

    .  any conversion or exchange rights; and

    . any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

   The preferred stock will, if and when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends on such dates and at such rates as set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates, fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

   Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

   Bank credit agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our capital stock.

   Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock--we refer to this common stock and any such other stock as junior stock--or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, unless:

  . full dividends, including if such preferred stock is cumulative, dividends for prior dividend periods, have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock, other than junior stock, as defined below; and

  . we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series, other than junior stock.

Liquidation Preferences

   Unless otherwise specified in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock, including any other series of the preferred stock, ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless we provide otherwise in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

   A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

   In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date, unless default is made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

   Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

   The terms, if any, on which shares of the preferred stock of any series may be exchanged for or converted into shares of common stock, another series of the preferred stock or any other security will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of the preferred stock or the amount of any other securities to be received by the holders of the preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

   Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, the holders of the preferred stock will not be entitled to vote for any purpose.

                          DESCRIPTION OF COMMON STOCK

   The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our articles of incorporation and bylaws.

General

   We have the authority to issue up to 100,000,000 shares of common stock, $.01 par value. As of June 30, 2001, there were 46,504,843 shares outstanding. In addition, as of June 30, 2001, there were 6,193,569 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,377,999 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol "BRE." Chase Mellon is the transfer agent and registrar of our common stock.

   The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

   The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are, and all shares being offered by this prospectus will be, fully paid and not subject to assessments by us.

   The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

Certain Provisions of Our Articles and Bylaws

   Several other provisions of our articles of incorporation and bylaws may have the effect of deterring a takeover. These provisions include:

    . the requirement that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations with stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by a majority of the disinterested directors or meets certain fair price criteria;

    . the requirement that our directors may be removed by our stockholders only for "cause" and that vacancies on our board of directors may be filled only by action of the remaining directors;

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

    . the requirement that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our articles of incorporation;

    . the classification of our board of directors into three classes serving staggered three-year terms;

    . a prohibition on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met; and

    . a requirement that stockholder action without a meeting be taken by unanimous written consent.

   Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder unless a company's charter states that it has elected not to be governed by these provisions. We have made such an election in our articles of incorporation and therefore we are not subject to these provisions. Maryland law eliminates the voting rights of any shares of voting stock held by a person to the extent such shares exceed 20% of the outstanding voting stock of the company, and permits a company to redeem any such shares at the fair value of the stock, unless a company's charter states that it has elected not to be governed by these provisions. We have made such an election in the our articles of incorporation and therefore we are not subject to these provisions.

      RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; REDEMPTION; REAL ESTATE
                            INVESTMENT TRUST STATUS

   Our articles of incorporation provide that any stockholder must, upon demand, disclose such information with respect to its direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the real estate investment trust provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our articles of incorporation further provide that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a real estate investment trust we may prevent the transfer of stock to or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a real estate investment trust.

   If we redeem common stock, the redemption price shall be:

    . the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

    . if the shares are not so listed or admitted to trading but are reported in the Nasdaq system, the last sale price on the last business day prior to the redemption date, or if there is no sale on such day then at the last bid price on such day as reported in the Nasdaq National Market;

    . if the shares are not so reported or listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

    . if not determined by the foregoing methods, as determined in good faith by our board of directors.

   From and after the date we fix for redemption, the holder of any shares of stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest.

   Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a real estate investment trust, we may require a statement or affidavit from each stockholder or proposed transferee

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

setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if any proposed transfer would jeopardize our status as a real estate investment trust:

    .  we may refuse to permit such transfer;

    . any attempt to transfer as to which we have refused permission will be void and of no effect to transfer any legal or beneficial interest in the shares; and

    . all contracts for the sale or other transfer of shares are subject to these restrictions.

    . These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a real estate investment trust is no longer in our best interests.

                       FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the federal income tax considerations regarding BRE Properties, Inc. we believe are material to a holder of our securities. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement relating thereto.

   The information in this section is based on:

    .  the Internal Revenue Code of 1986, as amended;

    . current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

    .  the legislative history of the Internal Revenue Code;

    . current administrative interpretations and practices of the Internal Revenue Service; and

    .  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we cannot assure you that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or, if challenged, will be sustained by a court.

   You are urged to consult the applicable prospectus supplement, as well as your tax advisor, regarding the tax consequences to you of the acquisition, ownership and sale of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences; our election to be taxed as a real estate investment trust for federal income tax purposes; and potential changes in the tax laws.

Taxation of BRE Properties, Inc.

   General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our first taxable year beginning May 22, 1970. We intend to continue to operate in this manner.

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

   The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and Treasury Regulations.

   The law firm of Latham & Watkins has acted as our tax counsel in connection with the filing of this prospectus. Latham & Watkins will render an opinion that, commencing with our taxable year ending December 31, 1997, (i) we have been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code, and (ii) our method of operation and our proposed method of operation has enabled us to meet and will enable us to continue to meet, respectively, the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code. This opinion will be rendered on the date this prospectus is declared effective, and Latham & Watkins will have no obligation to update its opinion subsequent to this date. The opinion of Latham & Watkins will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate that will be provided by one of our officers. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, neither Latham & Watkins nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See "--Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

   If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

    . We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

    . We may be required to pay the "alternative minimum tax" on our items of tax preference.

    . If we have: (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

    . We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

    . If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to:

         . the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below or (2) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by

         .  a fraction intended to reflect our profitability.


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

    . We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

         . 85% of our real estate investment trust ordinary income for the year;

         . 95% of our real estate investment trust capital gain net income for the year; and

         .  any undistributed taxable income from prior periods.

    . If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make an election under Treasury Regulation Section 1.337(d)-5T.

    . We may be required to pay a 100% penalty tax to the extent our tenants' rental, service, and/or our agreements with our taxable REIT subsidiaries are not on commercially reasonable arm's-length terms.

   Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

      (1) that is managed by one or more trustees or directors;

      (2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

      (3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

      (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

      (5) that is beneficially owned by 100 or more persons;

      (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

      (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

   The Internal Revenue Code provides that all of conditions (1) to (4), must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

   We believe that we have satisfied conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described above in the section "Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that

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

require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "--Failure to Qualify."

   In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

   Ownership of a Partnership Interest. We own and operate one or more properties through partnerships or limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "--Tax Aspects of the Partnerships." We have direct control of many of the partnerships in which we are a partner, and intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. To the extent we do not have control of the partnerships of which we are a member, we generally have the ability to restrict the partnership from holding assets or deriving income which would jeopardize our status as a real estate investment trust. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

   Ownership of Subsidiaries. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified real estate investment trust subsidiaries" under the Internal Revenue Code. A corporation will qualify as a qualified real estate investment trust subsidiary if we own 100% of its outstanding stock and if we and the subsidiary do not jointly elect to treat it as a "taxable REIT subsidiary" as described below. A corporation that is a qualified real estate investment trust subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified real estate investment trust subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Internal Revenue Code (including all real estate investment trust qualification tests). Thus, in applying the requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified real estate investment trust subsidiary is not subject to federal income tax and our ownership of the stock of such a subsidiary will not violate the real estate investment trust asset tests, described below under "Asset Tests."

   Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust:

    . First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (1) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (2) some types of temporary investments;

    . Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (1) the real property investments described above, or (2) dividends, interest and gain from the sale or disposition of stock or securities or
       (3) any combination of the foregoing.

   For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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   Rents we receive from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

    . The amount of rent is not based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales.

    . We, or an actual or constructive owner of 10% or more of our capital stock, do not actually or constructively own 10% or more of the interests in the tenant.

    . Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property."

    . We do not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Further, under recently enacted legislation, beginning in 2001, we are permitted to employ a "taxable REIT subsidiary" which is wholly or partially owned by us, to provide both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property."

   We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our status as a real estate investment trust.

   We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

    . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    . we attach a schedule of the sources of our income to our federal income tax return; and

    . any incorrect information on the schedule was not due to fraud with intent to evade tax.

   It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "--Taxation of the Company--General," even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

   Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified real estate investment trust

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

subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

   Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

      (1) at least 75% of the value of our total assets, including assets held by our qualified real estate investment trust subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

      (2) not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

      (3) of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer's outstanding securities. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer; and

      (4) the value of the securities we own in our taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

   After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in any partnership or limited liability company in which we own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take those other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure any noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

   As discussed above, a real estate investment trust cannot currently own more than 10% by vote or value of the outstanding securities of any one issuer. Recently, legislation was enacted that, beginning in 2001, allows a real estate investment trust to own up to 100% of the vote and/or value of a corporation which jointly elects with the real estate investment trust to be treated as a "taxable REIT subsidiary," provided that, in the aggregate, a real estate investment trust's total investment in its taxable REIT subsidiaries does not exceed 20% of the real estate investment trust's total assets, and at least 75% of the real estate investment trust's total assets are real estate or other qualifying assets. In addition, dividends from taxable REIT subsidiaries will be nonqualifying income for purposes of the 75%, but not the 95%, gross income test. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust.

   This new legislation contains provisions generally intended to insure that transactions between a real estate investment trust and its taxable REIT subsidiary occur "at arm's-length" and on commercially reasonable terms.

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

These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent real estate investment trust if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt to equity ratio. In some cases the new legislation also imposes a 100% tax on the real estate investment trust if its, or its tenants', rental, service and/or other agreements with its taxable REIT subsidiary are not on arm's-length terms.

   This new legislation will require us to monitor our investments in the entities in which we own an interest and, in some circumstances, modify those investments if we own more than 10% of the voting power or value of the outstanding securities of another entity, other than a qualified real estate investment trust subsidiary or a taxable REIT subsidiary, as described above. The legislation concerning taxable REIT subsidiaries is generally effective only for taxable years beginning after December 31, 2000. We own interests in taxable REIT subsidiaries, including BRE Alliance Services Inc., BRE Investments, Inc. and VelocityHSI, Inc. We and each of these companies have jointly elected for each of them to be treated as a taxable REIT subsidiary. As a result, our ownership of securities of these subsidiaries will not be subject to the 10% asset test described above, and their operations will be subject to the provisions described above which are applicable to a taxable REIT subsidiary.

   Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

    . 90% (95% for taxable years ending before January 1, 2001) of our "real estate investment trust taxable income"; and

    . 90% (95% for taxable years ending before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

    . the excess of the sum of specified items of our noncash income items over 5% of "real estate investment trust taxable income" as described below.

   Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

   In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required, under Treasury Regulations, to distribute at least 90% (95% for taxable years ending before January 1, 2001) of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset on the date we acquired the asset over (2) our adjusted basis in the asset on the date we acquired the asset.

   We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years ending before January 1, 2001), but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

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

   We expect that our "real estate investment trust taxable income" will be less than our cash flow because of depreciation and other non-cash charges included in computing our "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirements. We may not, however, have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

   We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

   In addition, we will be required to pay a 4% excise tax on the excess of our "required distribution" for a calendar year over our "distributed amount" for that year. Our required distribution for a year is equal to the sum of 85% of our ordinary income for the year and 95% of our capital gain net income for the year, increased to the extent, in the prior year, our distributed amount was less than 100% of our ordinary income and capital gain net income for that year. Our distributed amount for a year is equal to the amount we actually distributed during that year, increased to the extent, in the prior year, our distributed amount was more than 100% of our ordinary income and capital gain net income for that year, and increased by any amount on which tax was imposed for our failure to distribute 100% of our real estate investment trust taxable income or capital gain net income for that year.

   Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for all federal income tax purposes as having been paid on December 31 of the prior year.

Failure To Qualify

   If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects Of The Partnerships

   General. We currently own interests in several partnerships and limited liability companies and may own interests in additional partnerships and limited liability companies in the future. Our ownership of an interest in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability

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

company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the real estate investment trust asset tests and/or the real estate investment trust income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

   Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

   Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of
Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.

   Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes. These allocations do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

Other Tax Consequences

   We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on us.

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                             PLAN OF DISTRIBUTION

   We may sell securities to one or more underwriters for public offering and sale by them and may also sell securities to investors directly or through agents. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of securities offered pursuant to this registration statement may be effected from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of these methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

   Underwriters may sell securities to or through dealers and they may pay the dealers compensation in the form of discounts, concessions or commissions. Any purchasers may also pay the dealers commissions. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

   We will identify any underwriter, dealer or agent involved in the offer and sale of securities and set forth any compensation that we paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

   We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

   To facilitate an offering of a series of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

   Certain legal matters with respect to the securities offered hereby will be passed upon for us by Latham & Watkins, San Francisco, California and Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

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                                    EXPERTS

   The consolidated financial statements of BRE Properties, Inc. appearing in BRE Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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